IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

CYBERCASH, INC., et al.,	Case Nos. 01- 0622 (MFW) through 01- 0624

Debtors.

Jointly Administered

ORDER UNDER 11 U.S.C. SECTIONS 105(a), 363(b), (f) AND (m),
365(a) AND 1146(c), AND FED. R. BANKR. P. 2002 AND 6004:
(A) APPROVING PURCHASE AGREEMENT BETWEEN THE DEBTORS
AND VERISIGN, INC.; (B) AUTHORIZING SALE OF ASSETS FREE
AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES;
(C) AUTHORIZING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN
EXECUTORY CONTRACTS AND (D) GRANTING RELATED RELIEF

            UPON CONSIDERATION of the above-captioned debtors and debtors in possession’s (the “Debtors”) Motion for an Order (A) Fixing Dates, Times and Place of Hearings to Consider Further Orders Pursuant to Sections 105, 363(b), 363(f), 363(m), 365 and 1146(c) of the Bankruptcy Code and Fed. R. Bankr. P. 2002, 6004, 6006, 9006, 9007 and 9008; (B) Authorizing Debtors to Sell (the “Asset Sale” or “Sale”) Assets (the “Sale Assets”) Free and Clear of All Liens and Claims to Network 1 Financial or any Higher and Better Bidder Pursuant to the Terms of an Asset Purchase Agreement Dated March 1, 2001; (C) Approving a Break-Up Fee and Certain Bidding Procedures; (D) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the “Executory Contracts”) in Connection with the Sale, (E) Fixing Manner and Extent of Notice of Such Auction and Hearings; and (F) Granting Related Relief (the “Motion”); and the Court having held a hearing on the Motion on April 17, 2001 (the “Hearing”); and it

appearing that the relief requested by the Motion is in the best interests of the Debtors and their estates; and good cause appearing therefor:

            IT IS HEREBY FOUND and CONCLUDED THAT:

            A.       The Court has jurisdiction over the Motion under 28 U.S.C. Sections 157 and 1334, and this matter is a core proceeding under 28 U.S.C. Section 157(b)(2)(A), (M), (N) and (O). Venue of these cases and the Motion in this district is proper under 28 U.S.C. Sections 1408 and 1409.

            B.       Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Motion.

            C.       Adequate and sufficient notice of the Motion, the Hearing, the Asset Sale, and the assumption and assignment of the Executory Contracts has been provided in accordance with 11 U.S.C. Sections 102(1) and 363 and Bankruptcy Rules 2002 and 6004; such notice was good and sufficient and appropriate under the circumstances; and no other or further notice of the Motion, the Hearing, the Asset Sale or the assumption and assignment of the Executory Contracts is or shall be required.

            D.       Upon entry of this Order, each selling Debtor (i) has full corporate power and authority to execute the Asset Purchase Agreement dated April 17, 2001 (the “Agreement”), by and among the Debtors and VeriSign, Inc. (“VeriSign”) and First Data Merchant Services Corp. (“FDMS”, and together with VeriSign, the “Purchaser”), VeriSign Inc.’s assignee of a portion of the Sale Assets under the Agreement and all other documents contemplated thereby, (ii) has all of the corporate power and authority necessary to consummate the transactions contemplated by the Agreement and (iii) has taken all corporate action necessary to authorize and approve the Agreement and the consummation by such selling Debtor of the transactions contemplated thereby. No other consents or approvals are required for the Debtors to consummate such transactions.

            E.       Approval of the Agreement and consummation of the Asset Sale at this time are in the best interests of the Debtors, their creditors, their estates, and other parties in interest.

            F.       The Debtors have demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the Asset Sale pursuant to 11 U.S.C. Section 363(b) prior to, and outside of, a plan of reorganization in that, among other things, the prompt consummation of the Asset Sale is the only way to maximize the value of the Sale Assets for the Debtors’ estates and creditors and other parties in interest.

            G.       The Agreement was negotiated, proposed and entered into by the Debtors and the Purchaser without collusion, in good faith, and from arm’s – length bargaining positions. Neither the Debtors nor the Purchaser have engaged in any conduct that would cause or permit the Agreement to be avoided under 11 U.S.C. Section 363(n).

            H.       The Purchaser is a good faith purchaser under 11 U.S.C. Section 363(m) and, as such, is entitled to all of the protections afforded thereby. The Purchaser will be acting in good faith within the meaning of 11 U.S.C. Section 363(m) in closing the transactions contemplated by the Agreement at any time after the entry of this Sale Order.

            I.       The consideration provided by the Purchaser for the Sale Assets pursuant to the Agreement (i) is fair and reasonable, (ii) is the highest and best offer for the Sale Assets, (iii) will provide a greater recovery for creditors than would be provided by any other practical available alternative and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States.

            J.       The Asset Sale must be approved and consummated promptly in order to preserve the value of the Sale Assets as a going concern.

            K.       The transfer of the Sale Assets to the Purchaser will be a legal, valid and effective transfer of the Sale Assets and will vest the Purchaser with all right, title and interest of the Debtors to the Sale Assets free and clear of all (i) mortgages, security interests, conditional sale or other title retention agreements, pledges, liens, claims, judgments, demands, easements, charges, encumbrances, defects, security interests, options, rights of first refusal, and restrictions of all kind (collectively, “Interests”) and (ii) all debts arising under or out of, in connection with, or in any way relating to, any acts of the Debtors, claims (as that term in defined in section 101 (5) of the Bankruptcy Code), rights or causes of action (whether in law or in equity, including, but not limited to, any rights or causes of action based on theories of transferee or successor liability under any law, statute, rule, or regulation of the United States, any state, territory, or possession thereof), obligations, demands, guaranties, rights, contractual commitments, restrictions, interests and matters of any kind or nature whatsoever, whether arising prior to or subsequent to the commencement of these cases, and whether imposed by agreement, understanding, law, equity or otherwise (collectively, “Claims”), other than as set forth in the Agreement.

            L.       The Purchaser would not have entered into the Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtors, their estates, and their creditors, if the sale of the Sale Assets to the Purchaser and the assignment of the Executory Contracts to the Purchaser were not free and clear of all Claims and Interests or any kind or nature whatsoever (other than as set forth in the Agreement), or if the Purchaser would, or in the fixture could, be liable for any of the Claims and Interests, other than as set forth in the Agreement.

            M.       The Debtors may sell the Sale Assets free and clear of all Claims and Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in 11

U.S.C. Section 363(f)(1)-(5) has been satisfied. Those (i) holders of Claims and Interests and (ii) non-debtor parties to Executory Contracts and unexpired leases who did not object to the Asset Sale or the Motion are deemed to have consented pursuant to 11 U.S.C. Section 363(f)(2). Those (i) holders of Claims and Interests and (ii) non-debtor parties to Executory Contracts who did object, if any, fall within one or more of the other subsections of 11 U.S.C. Section 363(f) and are adequately protected by having their Claims or Interests, if any, attach to the cash proceeds of the Asset Sale ultimately attributable to the property against or in which they assert a Claim or Interest.

            N.       Except as set forth on the record at the Hearing on the Motion and in the Agreement and this Order, the (i) transfer of the Sale Assets to the Purchaser and (ii) assumption and assignment of the Executory Contracts will not subject the Purchaser to any liability whatsoever with respect to the operation of the business prior to the Closing Date. The Asset Sale is a sale in contemplation of a plan and, accordingly, a transfer pursuant to 11 U.S.C. Section 1146(c), which shall not be taxed under any law imposing a stamp tax or similar tax.

            0.       The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Executory Contracts to the Purchaser in connection with the consummation of the Asset Sale, and the assumption and assignment of the Executory Contracts is in the best interests of the Debtors, their estates and creditors. The Executory Contracts being assigned to the Purchaser are an integral part of the business being purchased by the Purchaser and, accordingly, such assumption and assignment of Executory Contracts are reasonable, enhance the value of the Debtors’ estates and do not constitute unfair discrimination.

            P.       The Purchaser has provided adequate assurance to any objecting party of (i) its ability to cure any default existing prior to the date hereof under any of the Executory Contracts within the meaning of 11 U.S.C. Section 365(b)(1)(A), (ii) its ability to compensate any party other than the Debtors for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Executory Contracts, within the meaning of 11 U.S.C. Section 365(b)(1)(B) and (iii) adequate assurance of future performance of and under the Executory Contracts within the meaning of 11 U.S.C. Section 365(b)(1)(C).

            NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

            1.       The Motion is GRANTED.

            2.       All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, if any, hereby are overruled on the merits.

            3.       The Agreement and all of the terms and conditions thereof, including any amendments made on or except as set forth on the record, are hereby approved, subject to any non-material modifications mutually agreed upon by the Debtors and Purchaser to effectuate the Asset Sale contemplated by the Agreement.

            4.       Pursuant to 11 U.S.C. Section 363(b), the Debtors are authorized to consummate the Asset Sale, pursuant to and in accordance with the approved terms and conditions of the Agreement.

            5.       The Debtors are authorized to execute and deliver, and empowered to perform under, consummate and implement, the Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Agreement, and to take all further actions as may be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser, or reducing to possession, the Sale Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Agreement.

            6.       Pursuant to 11 U.S.C. Sections 105(a) and 363(f), the Sale Assets shall be transferred to the Purchaser, and upon consummation of the Agreement (the “Closing”) shall be, free and clear of all Claims and Interests of any kind or nature whatsoever, other than as set forth in the Agreement, with all such Claims and Interests of any kind or nature whatsoever to attach to the net proceeds of the Asset Sale in the order of their priority, with the same validity, force and effect which they now have as against the Sale Assets, subject to any claim and defenses the Debtors may possess with respect thereto.

            7.       Except as expressly permitted or otherwise specifically provided by the Agreement or this Sale Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding Claims and Interests of any kind or nature whatsoever against or in the Debtors or the Sale Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Sale Assets, or the transfer of the Sale Assets to the Purchaser, hereby are forever barred, estopped, and permanently enjoined from asserting against the Purchaser, its successors or assigns, its property, or the Sale Assets, such persons’ or entities’ Claims and Interests.

            8.       The transfer of the Sale Assets to the Purchaser pursuant to the Agreement constitutes a legal, valid, and effective transfer of the Sale Assets, and shall vest the Purchaser with all right, title, and interest of the Sellers in and to the Sale Assets free and clear of all Claims and Interests of any kind or nature whatsoever, other than as set forth in the Agreement.

             9.       Pursuant to 11 U.S.C. Sections 105(a) and 365, and subject to and conditioned upon the Closing of the Asset Sale, the Debtors’ assumption and assignment to the Purchaser, and the Purchaser’s assumption on the terms set forth in the Agreement, of the Executory Contracts is hereby approved, and the requirements of 11 U.S.C. Section 365(b)(1) with respect thereto are hereby deemed satisfied.

            10.       The Debtors are hereby authorized and directed in accordance with 11 U.S.C. Sections 105(a) and 365 to (a) assume and assign to the Purchaser, effective upon the Closing of the Asset Sale, the Executory Contracts free and clear of all Claims and Interests of any kind or nature whatsoever and (b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Executory Contracts to the Purchaser.

            11.       The Executory Contracts shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assumed Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to 11 U.S.C. Section 365(k), the Debtors shall be relieved from any further liability with respect to the Executory Contracts after such assignment to and assumption by the Purchaser.

            12.       All defaults or other obligations of the Debtors under the Executory Contracts arising or accruing prior to the date of this Sale Order (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be deemed cured at the Closing of the Asset Sale. The counterparties to such Executory

Contracts shall only be entitled to (i) the cure payment set forth in the Notice of Debtors Intent to Potentially Assume and Assign Unexpired Lease or Executory Contract and Proposed Cure Amounts (the “Assignment Notice”) filed contemporaneously with the Motion or (ii) if a counterparty has filed a timely objection to the cure amount proposed in the Assignment Notice, such cure amount as may be agreed to among the Debtors, the Purchaser and the objecting counterparty or if no such agreement can be reached, a cure payment as set forth in a final and nonappealable order of this Court.

            13.       Each non-Debtor party to an Assumed Contract is forever barred, estopped, and permanently enjoined from asserting against the Debtors or the Purchaser, or the property of either of them, any default existing as of the date of the Hearing if such default was not raised or asserted prior to or at the Hearing.

            14.       The failure of the Debtors or the Purchaser to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions, or of the Debtors’ and Purchaser’s rights to enforce every term and condition of the Executory Contracts.

            15.       The consideration provided by the Purchaser for the Sale Assets under the Agreement shall be deemed to constitute reasonably equivalent value and fair consideration.

            16.       The consideration provided by the Purchaser for the Sale Assets under the Agreement is fair and reasonable and may not be avoided under Section 363(n) of the Bankruptcy Code.

            17.       On the date of the Closing of the Sale (the “Closing Date”), each of the Debtors’ creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Claim against or Interests in the Sale Assets, if any, as such Claims or Interests may have been recorded or may otherwise exist.

            18.       This Sale Order (a) shall be effective as a determination that, on the Closing Date, all Claims and Interests of any kind or nature whatsoever existing as to the Sale Assets prior to the Closing have been unconditionally released, discharged and terminated (other than as set forth in the Agreement), and that the conveyance described in decretal paragraph 6 hereof has been effected, and (b) shall be binding upon and shall govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Sale Assets.

            19.       Each and every federal, state, and local governmental agency or department is hereby authorized to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

            20.       If any person or entity that has filed financing statements, mortgages, mechanic’s liens, lis pendens, or other documents or agreements evidencing Claims against or Interests in the Sale Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Claims or Interests which the person or entity has with respect to the Debtors or the Sale Assets or otherwise, then (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Sale Assets and (b) the Purchaser is hereby authorized to file, register, or otherwise record a certified copy of this Sale Order, which, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all Claims against or Interests in the Sale Assets of any kind or nature whatsoever.

            21.       All entities that are presently, or on the Closing Date may be, in possession of some or all of the Sale Assets are hereby directed to surrender possession of such Sale Assets to the Purchaser on the Closing Date.

            22.       The Purchaser shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Sale Assets other than as set forth in the Agreement. Without limiting the generality of the foregoing, and except as otherwise specifically provided herein and in the Agreement, the Purchaser shall not be liable for any Claims against the Debtors or any of their predecessors or affiliates, and the Purchaser shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the business prior to the Closing Date.

            23.       Under no circumstances shall the Purchaser be deemed a successor of or to the Debtors for any Claim or Interest against or in the Debtors or the Sale Assets of any kind or nature whatsoever. All persons holding Claims or Interests against or in the Debtors or the Sale Assets of any kind or nature whatsoever shall be forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Claims or Interests of any kind or nature whatsoever against the Purchaser, its property, its successors and assigns, or the Sale Assets with respect to any Claim or Interest of any kind or nature whatsoever such person or entity had, has, or may have against or in the Debtors, their estates, officers, directors, shareholders or the Sale Assets. Following the Closing Date, no holder of a Claim against or Interest in the Debtors shall interfere with the Purchaser’s title to or use and enjoyment of the Sale Assets based on or related to such Claim or Interest, or any actions that the Debtors may take in their Chapter 11 cases.

            24.       This Court retains jurisdiction to enforce and implement the terms and provisions of the Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connection with them in all respects, including but not limited to, retaining jurisdiction to (a) compel delivery of the Sale Assets to the Purchaser, (b) resolve any disputes arising under or related to the Agreement, except as otherwise provided therein, (c) interpret, implement, and enforce the provisions of this Sale Order and (d) protect the Purchaser against any Claims against or Interests in the Debtors or the Sale Assets, of any kind or nature whatsoever.

            25.       The transactions contemplated by the Agreement are undertaken by the Purchaser in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Asset Sale shall not affect the validity of the Asset Sale to the Purchaser, unless such authorization is duly stayed pending such appeal. The Purchaser is a purchaser in good faith of the Sale Assets, and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

            26.       The approved terms and provisions of the Agreement and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Purchaser, and their respective affiliates, successors and assigns and any affected third parties including, but not limited to, all persons asserting a Claim against or Interest in the Sale Assets to be sold to the Purchaser pursuant to the Agreement notwithstanding any subsequent appointment of any trustee, responsible person, estate administrator, representative or similar person (a “Responsible Person”) for or in connection with any of the Debtors’ estates or affairs in these cases or in any subsequent case(s) under the Bankruptcy Code involving any of the Debtors, as to which Responsible Person(s) such terms and provisions likewise shall be binding in all respects.

            27.       The failure specifically to include any particular provisions of the Agreement in this Sale Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Agreement be authorized and approved in its entirety as clarified or amended on the record.

            28.       The Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors’ estates or does not conflict with the Bankruptcy Code.

            29.       The transfer of the Sale Assets pursuant to the Asset Sale is a transfer pursuant to section 1146(c) of the Bankruptcy Code, and accordingly shall not be taxed under any law imposing a stamp tax or similar tax.

            30.       The ten day stay of this Sale Order under Federal Rule of Bankruptcy Procedure 6004(g) is hereby abrogated in accordance with such Rule and this Sale Order shall be effective and enforceable immediately upon entry.

31.	The provisions of this Sale Order are nonseverable and mutually dependent

32.	The software license agreement by and among the Debtors and Portal Software is excluded from the list of Third Party Software Licenses being assumed and assigned by Purchaser pursuant to the Agreement.

33.	The software license agreement by and among the Debtors and Carnegie Mellon University is excluded from the list of Third Party Software Licenses being assumed and assigned by Purchaser pursuant to the Agreement.

Dated: Wilmington, Delaware
           April 17, 2001

/s/ MARY F. WALRATH JUDGE